Exhibit 32.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
ASADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of Cousins Properties Incorporated (the “Corporation”) for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President and Chief Executive Officer of the Corporation and the Vice Chairman of the Board, certifies that to his knowledge:

              (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Thomas D. Bell, Jr.
Thomas D. Bell, Jr.
President, Chief Executive Officer
   and Vice Chairman of the Board
November 13, 2003

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cousins Properties Incorporated and will be retained by Cousins Properties Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.